POWER OF ATTORNEY

NEUBERGER BERMAN MLP INCOME FUND INC., a Maryland corporation (the “Fund”), and each of its undersigned officers and directors hereby nominates, constitutes and appoints Robert Conti, Richard M. Phillips, Arthur C. Delibert, Lori L. Schneider, Jennifer R. Gonzalez, Lynn A. Schweinfurth and Ndenisarya Bregasi (with full power to each of them to act alone) its/his/her true and lawful attorney-in-fact and agent, for it/him/her and on its/his/her behalf and in its/his/her name, place and stead in any and all capacities, to make, execute and sign the Fund’s registration statement on Form N-2 and any and all amendments to such registration statement of the Fund, and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of the shares of capital stock of the Fund, such registration statement and any such amendment, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Fund and the undersigned officers and directors itself/themselves might or could do.

NEUBERGER BERMAN MLP INCOME FUND INC. has caused this power of attorney to be executed in its name by its President, and attested by its Secretary, and the undersigned officers and directors have hereunto set their hands and seals at New York, New York this 13th  day of December 2012.

NEUBERGER BERMAN MLP INCOME FUND INC.
By:	/s/ Robert Conti
Robert Conti President and Chief Executive Officer

[SEAL]

ATTEST:

/s/ Claudia A. Brandon
Claudia A. Brandon
Secretary

[Signatures Continued on Next Page]

Signature	Title
/s/ Joseph V. Amato	Director
Joseph V. Amato /s/ Faith Colish	Director
Faith Colish /s/ Robert Conti	President, Chief Executive Officer and Director
Robert Conti /s/ Martha C. Goss	Director
Martha C. Goss /s/ Michael M. Knetter	Director
Michael M. Knetter /s/ Howard A. Mileaf	Director
Howard A. Mileaf /s/ George W. Morriss	Director
George W. Morriss /s/ Jack L. Rivkin	Director
Jack L. Rivkin /s/ Tom D. Seip	Chairman of the Board and Director
Tom D. Seip /s/ Candace L. Straight	Director
Candace L. Straight /s/ Peter P. Trapp	Director
Peter P. Trapp